Exhibit 4.4

Noble House Entertainment Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-860-0211 F: 416-361-6228 W: www.NHEntertainment.com

Share Purchase Warrant # 001

Void After 5:00 p.m (Toronto time) on November 26, 2006

No. of Warrants:   3,500,000

WARRANT CERTIFICATE
FOR THE PURCHASE OF COMMON SHARES OF

NOBLE HOUSE ENTERTAINMENT INC.

THIS IS TO CERTIFY THAT, for value received, Noble House Corporation Ltd. (the "Warrant Holder") shall have the right to purchase from NOBLE HOUSE ENTERTAINMENT INC. (the "NOBLE HOUSE"), upon and subject to the terms and conditions hereinafter stated in this certificate (the "Warrant Certificate") one fully paid and non-assessable common share of NOBLE HOUSE for each warrant specified above under "No of Warrants" at the price of $1.00 US Funds per common share in lawful money of the United States until 5:00 p.m. Toronto time on November 26 , 2006.

The right to purchase common shares of NOBLE HOUSE may only be exercised by the Warrant Holder within the time hereinbefore set out by: (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated; (b) surrendering this Warrant Certificate to NOBLE HOUSE at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3; and (c) paying the appropriate purchase price for the common shares of NOBLE HOUSE subscribed for by a wire transfer to the following account of NOBLE HOUSE.

Noble house Entertainment Inc.
Bank of Montreal, 2 Queen Street East, Toronto ON M5C 3G7 Canada
Account # 4601-996, bank code 001, Branch code 2487
Bank Phone # 416-867-5596

Or by a certified cheque to be delivered to the NOBLE HOUSE’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

Upon surrender and payment, NOBLE HOUSE will issue to the Warrant Holder the number of common shares subscribed for. Within five business days of surrender and payment NOBLE HOUSE will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this Warrant Certificate, NOBLE HOUSE shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this Warrant Certificate but not subscribed for.

Save and except in the case of the issuance of additional shares of NOBLE HOUSE for consideration, if the issued and outstanding shares of NOBLE HOUSE are changed by a subdivision, consolidation, reduction in capital or by any other capital reorganization or reclassification of the capital stock of

NOBLE HOUSE, or consolidation or merger of NOBLE HOUSE with another corporation shall be effected, then, the warrants herein shall be adjusted and lawful and adequate provision shall be made whereby the Warrant Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant certificate and in lieu of the shares of NOBLE HOUSE immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the warrants represented hereby had such reorganization, reclassification, consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrant Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exercise price of the warrants herein and of the number of shares purchasable upon conversion of the warrants herein) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the warrants herein.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF NOBLE HOUSE ENTERTAINMENT INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) IN ACORDANCE WITH THE TERMS OF THE OFFER TO PURCHASE DATED NOVEMBER 26,2004, or (B) TO NOBLE HOUSE ENTERTAINMENT INC.,”

THE WARRANT HOLDER, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES TIIAT THE WARRANTS REPRESENTED HEREBY AND ANY SHARES ACQUIRED PURSUANT TO THIS WARRANT CERTIFICATE ARE NOT TO BE SOLD BY THE HOLDER THEREOF, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES LEGISLATION OF THE JURISDICTION IN WHICH SUCH TRANSFER OR SALE TAKES PLACE.

All securities issued upon the exercise this warrant shall bear the legends set forth in this Warrant Certificate. The holding of this Warrant Certificate will not entitle the Warrant Holder to any right or interest as a shareholder of NOBLE HOUSE.

IN WITNESS WHEREOF, NOBLE HOUSE has caused this Warrant Certificate to be issued as of the  November 26, 2004 .

NOBLE HOUSE ENTERTAINMENT INC.

Per:  /s/ Kam Shah
Kam Shah, CFO

SUBSCRIPTION FORM

TO: NOBLE HOUSE ENTERTAINMENT INC.
47 Avenue Road, Suite 200
Toronto, Ontario
M5R 2G3

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for _____________ common shares in the capital stock of NOBLE HOUSE ENTERTAINMENT INC. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of $_____________US Funds being the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME: Noble House Corporation Ltd
(please print)

ADDRESS:   181 Queen St. East, Toronto, ON M5A 1S2

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this  day of , ______

Per:_________________________